EXHIBIT 24.1

                                POWER OF ATTORNEY

GeneThera, Inc.2004 Senior Executive Officer Stock Option Plan.

The undersigned directors and officers of GeneThera, Inc., a Florida corporation ("GTHA"), do hereby constitute and appoint Steven M. Grubner, our true and lawful attorney and agent, to execute, file and deliver a Registration Statement on Form S-8 (or other appropriate form) with respect to the 2004 Senior Executive Stock Option Plan of GeneThera, Inc. ("Form S-8"), which registers up to 2,000,000 shares of GTHA's Common Stock, par value $0.001 per share, in our name and on our behalf in our capacities as directors and officers of GTHA as listed below, and to do any and all acts or things, in our name and on our behalf in our capacities as directors and officers of GTHA as listed below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable GTHA to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the Form S-8 (including without limitation executing, filing and delivering any amendments to the Form S-8 ), and the undersigned do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Witness the due execution hereof as of December 23, 2005.


SIGNATURE                           CAPACITY                         DATE
---------                           --------                         ----


/s/ Antonio Milici           Chairman, President and           December 28, 2005
------------------          Chief Executive Officer
Antonio Milici           (Principal Executive Officer)


/s/ Steven M. Grubner       Chief Financial  Officer,          December 28, 2005
---------------------               Director
Steven M. Grubner        (Principal Financial Officer)


/s/ Thomas G. Slaga                 Director                   December 28, 2005
---------------------
Thomas G. Slaga